UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2011

INTEGRATED ENVIRONMENTAL TECHNOLOGIES, LTD.

(Exact name of registrant as specified in charter)

Nevada	000-26309	98-0200471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street, Little River, South Carolina		29566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (843) 390-2500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2011, the employment of each of William E. Prince, the Chairman, President and Chief Executive Officer of Integrated Environmental Technologies, Ltd. (the “Company”), and Marion C. Sofield, the Company’s Executive Vice President of Operations and Secretary, ended with the Company. In connection therewith, each of Mr. Prince and  Ms. Sofield resigned as members of the Company’s Board of Directors.

On June 16, 2011, the Board of Directors of the Company appointed David R. LaVance, the Company’s Executive Chairman, as Chairman, President and Chief Executive Officer.  In conjunction with this appointment, Mr. LaVance resigned as Executive Chairman of the Company. In addition, the Company’s Board of Directors appointed Thomas S. Gifford, the Company’s Chief Financial Officer, as Executive Vice President, Treasurer and Secretary.  Mr. Gifford will continue to serve as the Company’s Chief Financial Officer.

The biographies and compensation arrangements for both Mr. LaVance and Mr. Gifford remain the same as disclosed by the Company on Form 8-K/A, which was filed with the Securities and Exchange Commission on May 26, 2011.

The Company issued a press release related to the above noted management changes, a copy of which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits:

Exhibit Number	Description

99.1	Press Release Re: Integrated Environmental Technologies, Ltd. Announces Changes to Executive Management Team

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ENVIRONMENTAL TECHNOLOGIES. LTD.
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

Date:  June 22, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release Re: Integrated Environmental Technologies, Ltd. Announces Changes to Executive Management Team